UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-18307	91-1423516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON		98101
(Address of principal executive offices)		(Zip Code)

(206) 621-1351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed on April 21, 2016 is being filed to correct the date of the Special Meeting, correct an immaterial typographical error in the number of limited partner units represented in person or by proxy at the meeting, correct an immaterial typographical error in percentage of units voting in favor of the Second Proposal, and to correct immaterial errors of grammar.

 ITEM 5.07      SUBMISSION TO A VOTE OF SECURITY HOLDERS

On April 20, 2016, Northland Cable Properties Eight Limited Partnership (the “NCP-Eight”) held a Special Meeting of Limited Partners (the “Special Meeting”). As of February 18, 2016, the record date for the Special Meeting, there were 19,087 units of limited partnership interest outstanding and entitled to vote at the Special Meeting, and a total of 12,947.8858 (or approximately 67.84%) of the Company’s units of limited partnership interests outstanding and entitled to be voted at the Special Meeting were represented in person or by proxy at the Special Meeting.

Set forth below are the proposals on which the Company’s limited partners voted at the Special Meeting and the final voting results from the Special Meeting:

Proposal:

1.      FIRST PROPOSAL: To authorize NCP-Eight and its general partner to sell substantially all of NCP-Eight’s assets to Northland Cable Television, Inc., (sometimes referred to as the “Buyer”) an affiliate of the general partner for the total amount of $3,030,000, pursuant to the terms of an asset purchase agreement dated as of December 28, 2015 between NCP-Eight and Buyer, (sometimes referred to herein as the “sales transaction”).

Approve	Disapprove
63.68%	4.16%

The First Proposal was approved.

2.      SECOND PROPOSAL: To authorize an amendment to the Amended and Restated Agreement of Limited Partnership of NCP-Eight dated August 10, 1989, (sometimes referred to herein as the “partnership agreement”), to exclude the sales transaction from the independent appraisal procedures that would otherwise be required under the NCP-Eight partnership agreement.

Approve	Disapprove
63.52%	4.32%

The Second Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership

By: Northland Communications Corporation
Its: General Partner

Dated: April 21, 2016	By:	/s/ GARY S. JONES
Name: Gary S. Jones
Title: CEO and President

Dated: April 21, 2016	By:	/s/ RICHARD I. CLARK
Name: Richard I. Clark
Title: Executive Vice President,
Treasurer and Assistant Secretary